Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITEDi

U.S.A.

Bunge North America (East), L.L.C.

Bunge North America Foundation

Bunge North America, Inc.

Bunge Milling, Inc.

The Crete Mills, Inc.

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Holdings North America, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Bunge Canada Investments, Inc.

Bunge Amorphic Solutions LLC

Bunge Latin America, LLC

EGT, LLC

Bleecker Acquisition Corp.

BNA Marine, LLC

HC Railroad, LLC

Morristown Grain Company, Incorporated

Bunge Global Innovation, LLC

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Leblanc & Lafrance Inc.

Bunge Ventures Canada GP Inc.

Bunge Ventures Canada L.P.

Bunge ETGO L.P.

Bunge ETGO GP Inc.

MEXICO

Controladora Bunge, S.A. de C.V.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Fertimport International, Ltd.

Bunge Alpha, Ltd.

Bunge Central America Ltd.

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Bunge International Commerce Ltd.

Bunge Trade Ltd.

China Baldrick Investment Holding Limited

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Fund Limited

CCC International Holdings Limited

Baldrick Holdings Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

BRAZIL

Serrana Logistica Ltda.

Bunge Alimentos S.A

Bunge Fertilizantes S.A.

Ceval Centro Oeste S.A.

Terminal de Granéis do Guarujá S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

Produzir — Fomento Agricola Comercio e Exportacao S.A.

Bunge Food Service Comércio e Serviços Ltda.

Bunge Açucar & Bioenergia Ltda.

Agroindustrial Santa Juliana S.A.

Monteverde Agro-Energetica S.A.

Ramata Empreendimentos e Participações S.A.

Pedro Afonso Açúcar & Bioenergia S.A.

Bunge Comercializadora de Energia Ltda.

Sociedade Energética Itapagipe Ltda.

Usina Moema Açúcar e Álcool Ltda.

Usina Bom Jardim Açúcar e Álcool Ltda.

Usina Ouroeste Açúcar e Álcool Ltda.

Usina Guariroba Ltda.

Usina Frutal Açúcar e Álcool S.A.

Usina Itapagipe Açúcar e Álcool Ltda.

Usina Indiaporã Ltda.

Rio Turia Serviços Logisticos Ltda.

Bunge Asset Management Agropecuária Ltda.

Bunge Comercializadora de Etanol Ltda.

Etti Holdings Ltda.

BAMA Agropecuária Ltda.

TIJUCO Agropecuária e Empreendimentos Ltda.

GAIA Empreendimentos e Participações S.A.

GUATEMALA

BCA Servicios, S.A.

BG Commodities Group, S.A.

COLOMBIA

Soluciones Internacionales SAS

Bunge Colombia S.A.S.

URUGUAY

Bunge Uruguay S.A.

Bunge Agritrade S.A.

Bunge Uruguay Agronegocios S.A.

PARAGUAY

Bunge Paraguay S.A.

BOLIVIA

Agroindústrias Bunge Bolívia S.A.

PERU

Bunge Peru S.A.C.

DOMINICAN REPUBLIC

Bunge Caribe, SRL

A Guarda Investment Company S.A.

AUSTRALIA

Bunge Agribusiness Australia Pty. Ltd.

Bunge Australia Holdings Pty. Ltd.

SOUTH EAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

Bunge Indo-China Pte. Ltd.

Bunge Subic Bay Trading Company Inc.

CHINA

Bunge (Shanghai) Management Co., Ltd.

Bunge Sanwei Oil & Fat Co., Ltd.

Bunge (Nanjing) Grain and Oils Co.,Ltd.

Taixing Zhenhua Oils & Fats Co. Ltd.

Bunge Chia Tai (Tianjin) Grain and Oilseeds Limited

Zhongxin (Dalian) Investment Consulting Co., Ltd

Xinhui (Shanghai) Investment Consulting Co.,Ltd

Greystone Ltd.

Caprock Capital Ltd.

Bunge (Nanjing) Agri-Livestock Ltd.

VIETNAM

Baria Joint Stock Company of Services for Import Export of Agro-Forestry Products and Fertilizer

Bunge Vietnam Ltd.

Bunge Agribusiness Vietnam Co. Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

INDIA

Bunge India Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

Credit and Trading Company Limited

Bunge London Ltd.

SPAIN

Bunge Iberica S.A.U.

Estacion de Descarga y Carga S.A. (Esdecasa)

Bunge Investment Iberica S.L.U.

Moyresa Girasol S.L.U.

Bunge Iberica Finance S.L.U.

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

SSI Logistics

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Finance B.V.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Bunge Alimentos Holding B.V.

Bunge Canada Coöperatief U.A.

FINLAND

Bunge Finland Oy

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

Bunge Emissions Holdings S.A.R.L.

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellschaft m.b.H.

Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H & Co KG

Feinkostwerk Kleve G.m.b.H

Butella-Werk G.m.b.H.

ITALY

Bunge Italia S.p.A.

TURKEY

Bunge Gida Sanayi ve Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

HUNGARY

Bunge ZRT

Natura Margarin Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

Taggia LIII

LUXEMBOURG

Bunge Europe S.A.

AUSTRIA

Bunge Austria G.m.b.H.

UKRAINE

Suntrade S.E.

PJSC DOEP

LLC Elevatortrade

Himtrans-Ukraine

Greentour-Ex LLC

ROMANIA

SC Unirea S.A.L.

SC Muntenia S.A.

SC Interoil S.A.

Bunge Romania Srl

POLAND

Z.T. Kruszwica S.A.

Bunge Trade Polska Sp z.o.o.

Walter Rau Polska Sp.z.o.o.

Bunge Polska Sp z.o.o

RUSSIA

LLC Bunge CIS

Rostov Grain Terminal LLC

LLC Kholmsky

BULGARIA

Kaliakra A.D.

EGYPT

Bunge Egypt Agriculture SA

Bunge Egypt Import & Export SAE

MOROCCO

Bunge Fertilizer Morocco

SOUTH AFRICA

Bunge Senwes (Pty) Ltd.

(i)            The preceding list may omit certain subsidiaries that, as of December 31, 2011, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.